Exhibit 3.111

Delaware The First State	PAGE 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “PRIME ASSOCIATES, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-THIRD DAY OF NOVEMBER, A.D. 1982, AT 9 O’CLOCK A.M.

CERTIFICATE OF RENEWAL, FILED THE FOURTEENTH DAY OF DECEMBER, A.D. 2004, AT 4:02 O’CLOCK P.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE NINETEENTH DAY OF JULY, A.D. 2006, AT 6:20 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “PRIME ASSOCIATES, INC.”.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
0948618 8100H	AUTHENTICATION: 8063693
100668565	DATE: 06-18-10
You may verify this certificate online at corp.delaware.gov/authver.shtml

Certificate of Incorporation

of

Prime Associates, Inc.

FIRST—The name of this corporation is Prime Associates, Inc.

SECOND—Its registered office in the State of Delaware is to be located at 725 Market Street in the city of Willmington, County of New Castle. The registered agent in charge therof is the Company Corporation at the same address as above.

THIRD—The nature of the business and the objects and purposes proposed to be transacted, promoted and carried on, are to do any and all things herein mentioned, as fully and to the same extent as natural persons might and could do, and in any part of the world, viz:

“The purpose of the corporation is to market and develop electronic data processing software and any other related act.”

FOURTH—The amount of the total authorized capital stock of this corporation is 1000 shares of one dollar par value.

FIFTH—The name and mailing address of the incorporator is as follows:

Salvatore Cangialosi

38 Paerdegat 7 St.

Brooklyn, New York 11236

SIXTH—The directors shall have the power to make and to alter or amend the By-Laws; to fix the amount to be reserved as working capital, and to authorize and cause to be executed, mortgages and liens without limit as to the amount, upon the property and franchise of the Corporation.

The By-Laws shall determine wether and to what extent the accounts and books of this corporation, or any of them shall be open to the inspection of the stockholders; and no stockholder shall have any right of inspecting any account, or book or document of this Corporation, except as conferred by the law or the By-Laws, or by resolution of the stockholders.

The stockholders and directors shall have the power to hold their meetings and keep the books, documents and papers of the corporation outside of the State of Delaware, at such place as may be from time to time designated by the By-Laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.

It is the intention that the objects, purposes and powers specified in the third paragraph hereof shall, except where otherwise specified in said paragraph, be nowise limited or restricted by reference to or inference from the terms of any other clause or paragraph in this certificate of incorporation, but that the objects, purposes and powers specified in the third paragraph and in each of the clauses or paragraphs of this charter shall be regarded as independent objects, purposes and powers.

I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this certificate, and do certify that the facts herein are true; and I have accordingly hereunto set my hand.

/s/ Salvatore Cangialosi
Salvatore Cangialosi

State of Delaware Secretary of State Division of Corporations Delivered 04:10 PM 12/14/2004 FILED 04:02 PM 12/14/2004 SRV 040904202—0948618 FILE

STATE OF DELAWARE

CERTIFICATE FOR RENEWAL

AND REVIVAL OF CHARTER

The corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

1.	The name of this corporation is Prime Associates, Inc.

2.	Its registered office in the State of Delaware is located at 2711 Centerville Road, Suite 400 (street), City of Wilmington Zip Code 19808 County of New Castle the name of its registered agent is The Company Corporation.

3.	The date of filing of the original Certificate of Incorporation in Delaware was November 23, 1982.

4.

The date when restoration, renewal, and revival of the charter of this company is to commence is the 29th day of February, 2000, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

5.

This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March A.D. 2000, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters the last and acting authorized officer hereunto set his/her hand to this certificate this 14th day of December A.D. 2004.

By:	/s/ Salvatore Cangialosi
Authorized Officer
Name:	Salvatore Cangialosi
Print or Type
Title:	President

STATE OF DELAWARE

CERTIFICATE OF CHANGE

OF REGISTERED AGENT AND/OR

REGISTERED OFFICE

The Board of Directors of PRIME ASSOCIATES, INC., a Delaware Corporation, on this 1st day of July, A.D. 2006, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is Corporation Trust Center 1209 Orange Street, in the City of Wilmington, County of New Castle Zip Code 19801.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is THE CORPORATION TRUST COMPANY.

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 1st day of July, A.D. 2006.

By:	/s/ Norrie J. Daroga
Authorized Officer
Name:	Norrie J. Daroga
Title:	Senior Vice President and
Corporate Secretary

State of Delaware Secretary of State Division of Corporations Delivered 06:48 PM 07/19/2006 FILED 06:20 PM 07/19/2006 SRV 060683976—0948618 FILE